Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2019 THIRD QUARTER RESULTS

NEW YORK, N.Y., May 8, 2019—The Madison Square Garden Company (NYSE: MSG) today reported financial results for the fiscal third quarter ended March 31, 2019.

For the fiscal 2019 third quarter, the Company generated revenues of $517.2 million, operating income of $38.5 million and adjusted operating income of $84.1 million.(1)(2) Prior period results have not been restated to reflect the adoption of ASC Topic 606 and, therefore, the Company’s consolidated and segment results for the fiscal 2019 third quarter are not directly comparable to the results for the third quarter of fiscal 2018.(3)

Excluding the impact of ASC Topic 606, fiscal 2019 third quarter revenues would have been $475.8 million, an increase of 4% as compared with the prior year period. In addition, fiscal 2019 third quarter operating income would have decreased by $15.7 million to a loss of $7.4 million and adjusted operating income would have decreased by $11.9 million to $38.2 million, both as compared to the prior year period.(4) Fiscal 2019 third quarter financial results, both including and excluding the impact of ASC Topic 606, reflect $8.3 million in revenue, operating income and adjusted operating income related to prior periods due to the renewal of an agreement with the Company’s key ticketing platform provider.

Executive Chairman and CEO Jim Dolan said, “We remain confident that we are executing on a plan that positions us for long-term growth. This plan includes our MSG Sphere initiative, where we made important progress this past quarter, as well as the proposed spin-off of our sports business, which remains on track to be completed during the second half of this calendar year.”

Results from Operations

Segment results for the quarters ended March 31, 2019 and 2018 are as follows:

	Revenues			Operating Income (Loss)			Adjusted Operating Income (Loss)
$ millions	F’Q3 2019	F’Q3 2018	% Change	F’Q3 2019	F’Q3 2018	% Change	F’Q3 2019	F’Q3 2018	% Change
MSG Entertainment	$166.5	$159.6	4%	$(1.7)	$2.4	NM	$7.2	$9.8	(26)%
MSG Sports	351.6	300.1	17%	96.5	53.6	80%	103.1	59.2	74%
Corporate and Other (5)	(0.9)	(0.1)	NM	(51.4)	(41.5)	(24)%	(26.2)	(18.8)	(40)%
Purchase accounting adjustments	—	—	NM	(4.9)	(6.2)	21%	—	—	NM
Total Company	$517.2	$459.6	13%	$38.5	$8.3	NM	$84.1	$50.1	68%

Note: Does not foot due to rounding

(1)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
(2)	The Company records TAO Group’s operating results in its consolidated statements of operations on a three-month lag basis.
(3)

Effective July 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (ASC Topic 606), the new accounting standard for revenue recognition. The most significant impact of ASC Topic 606 in fiscal 2019 is a change in the timing of when certain Company revenue streams and professional sports team-related fulfillment expenses are recognized during the fiscal year.

(4)	See page 7 of this earnings release for a reconciliation of adjusted operating income (loss) to adjusted operating income (loss) excluding the impact of ASC Topic 606.
(5)

Corporate and Other primarily consists of unallocated corporate general and administrative costs (including costs associated with business development initiatives) and unallocated venue-related depreciation and amortization expense, as well as inter-segment eliminations.

MSG Entertainment

For the fiscal 2019 third quarter, MSG Entertainment revenues of $166.5 million increased 4%, as compared to the prior year period. This primarily reflects higher TAO Group revenues and increased revenues for the Christmas Spectacular Starring the Radio City Rockettes production, partially offset by other net revenue decreases. The increase in TAO Group revenues reflects the impact of new venue openings, partially offset by the impact of one less week in the quarter as compared to the prior year period due to the timing of the retail calendar. Increased Christmas Spectacular production revenues primarily reflects higher ticket-related revenue, a result of 13 performances in the current year quarter as compared with three performances in the fiscal 2018 third quarter and revenue related to prior periods due to the renewal of the ticketing agreement, partially offset by lower average per-show paid attendance in the current year quarter.

Fiscal 2019 third quarter operating income decreased by $4.1 million to a loss of $1.7 million and adjusted operating income decreased by $2.5 million to $7.2 million, both as compared to the prior year period. This primarily reflects higher direct operating expenses and selling, general and administrative expenses, partially offset by the increase in revenues. The increase in direct operating expenses was primarily due to higher TAO Group expenses and, to a lesser extent, higher expenses for the Christmas Spectacular production, partially offset by other net expense decreases. The increase in selling, general and administrative expenses was primarily due to higher professional fees, employee compensation and related benefits and corporate general and administrative expenses, partially offset by other net cost decreases.

Excluding the impact of ASC Topic 606, fiscal 2019 third quarter MSG Entertainment revenues would have been $170.3 million, an increase of 7% as compared to the prior year period. In addition, fiscal 2019 third quarter operating income would have decreased by $4.6 million to a loss of $2.2 million and adjusted operating income would have decreased by $3.0 million to $6.7 million, both as compared to the prior year period. Financial results for the fiscal 2019 third quarter include $3.7 million in revenue, operating income and adjusted operating income related to prior periods due to the renewal of the ticketing agreement.

MSG Sports

For the fiscal 2019 third quarter, MSG Sports revenues of $351.6 million increased 17%, as compared to the prior year period. This primarily reflects increases in local media rights fees from MSG Networks Inc., professional sports teams’ pre/regular season ticket-related revenue and suite license fee revenue, all mainly due to the impact of ASC Topic 606.

Third quarter operating income of $96.5 million increased by 80% and adjusted operating income of $103.1 million increased by 74%, both as compared to the prior year period. This reflects the increase in revenues, partially offset by higher direct operating expenses and selling, general and administrative expenses. The increase in direct operating expenses was primarily driven by higher net provisions for certain team personnel transactions and, to a lesser extent, higher other team operating expenses, partially offset by lower team personnel compensation costs. The increase in selling, general and administrative expenses was primarily due to higher employee compensation and related benefits, marketing costs, and corporate general and administrative costs, partially offset by other cost decreases.

Excluding the impact of ASC Topic 606, fiscal 2019 third quarter MSG Sports revenues would have been $306.3 million, an increase of 2% as compared to the prior year period. In addition, fiscal 2019 third quarter operating income would have been $51.1 million, a decrease of $2.6 million, and adjusted operating income would have been $57.7 million, a decrease of $1.4 million, both as compared to the prior year period. Financial results for the fiscal 2019 third quarter include $4.6 million in revenue, operating income and adjusted operating income related to prior periods due to the renewal of the ticketing agreement.

Corporate and Other

For the fiscal 2019 third quarter, Corporate and Other’s operating loss of $51.4 million and adjusted operating loss of $26.2 million increased by 24% and 40%, respectively, both as compared with the prior year period, mainly due to higher selling, general and administrative expenses. The increase in selling, general and administrative expenses was primarily due to higher employee compensation and related benefits, as well as higher expenses related to the Company’s business development initiatives and costs associated with the proposed spin-off transaction.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment experiences. The company presents or hosts a broad array of premier events in its diverse collection of iconic venues: New York’s Madison Square Garden, Hulu Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, CA; and The Chicago Theatre. Other MSG properties include legendary sports franchises: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams—the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a leading North American esports organization, and Knicks Gaming, MSG’s NBA 2K League franchise. In addition, the Company features the popular original production—the Christmas Spectacular Starring the Radio City Rockettes - and through Boston Calling Events, produces New England’s preeminent Boston Calling Music Festival. Also under the MSG umbrella is TAO Group, a world-class hospitality group with globally-recognized entertainment dining and nightlife brands: Tao, Marquee, Lavo, Avenue, Beauty & Essex and Vandal. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits, 4) gains or losses on sales or dispositions of businesses and 5) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. Effective July 1, 2018, we adopted ASU 2014-09, Revenue from Contracts with Customers (ASC Topic 606), the new accounting standard for revenue recognition. The most significant impact of ASC Topic 606 in fiscal year 2019 is a change in the timing of when certain Company revenue streams and professional sports team-related fulfillment expenses are recognized during the fiscal year. During fiscal year 2019, while we are presenting transition disclosures related to ASC Topic 606, we also present adjusted operating income (loss) excluding the impact of ASC Topic 606.

We believe adjusted operating income (loss) including and excluding the impact of ASC Topic 606 are appropriate measures for evaluating the operating performance of our business segments and the Company on a consolidated basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators, including, during fiscal year 2019, evaluating management’s performance with reference to adjusted operating income (loss) excluding the impact of ASC Topic 606. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release. For a reconciliation of adjusted operating income (loss) to adjusted operating income (loss) excluding the impact of ASC Topic 606, please see pages 7 and 8 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Chief Communications Officer The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Senior Vice President, Investor Relations & Treasury The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 1866379

Conference call replay number is 855-859-2056 / Conference ID Number 1866379 until May 15, 2019

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenues	$517,190	$459,621	$1,367,512	$1,241,138
Direct operating expenses	310,792	299,420	821,510	735,440
Selling, general and administrative expenses	138,949	121,447	391,205	346,934
Depreciation and amortization	28,936	30,429	88,792	91,519

Operating income	38,513	8,325	66,005	67,245
Other income (expense):
Earnings (loss) in equity method investments	(2,881)	(678)	17,131	1,439
Interest income	7,988	5,224	22,061	14,988
Interest expense	(4,405)	(3,965)	(13,614)	(11,474)
Miscellaneous income (expense), net	6,201	(440)	(2,895)	(2,678)

Income from operations before income taxes	45,416	8,466	88,688	69,520
Income tax benefit (expense)	(11,253)	(652)	(12,605)	115,418

Net income	34,163	7,814	76,083	184,938
Less: Net income (loss) attributable to redeemable noncontrolling interests	(7)	389	(3,662)	522
Less: Net loss attributable to nonredeemable noncontrolling interests	(1,101)	(1,716)	(4,913)	(3,231)

Net income attributable to The Madison Square Garden Company’s stockholders	$35,271	$9,141	$84,658	$187,647

Basic earnings per common share attributable to The Madison Square Garden Company’s stockholders	$1.48	$0.39	$3.56	$7.94
Diluted earnings per common share attributable to The Madison Square Garden Company’s stockholders	$1.48	$0.38	$3.55	$7.87
Basic weighted-average number of common shares outstanding	23,792	23,683	23,759	23,623
Diluted weighted-average number of common shares outstanding	23,881	23,809	23,868	23,843

In the first quarter of fiscal 2019, the Company adopted ASU No. 2017-07. The adoption of this standard resulted in the non-service cost components of net periodic benefit cost to be presented separately in the income statement from the service cost component and the non-service cost components to no longer be included in the subtotal for operating income. As this standard was applied retrospectively, the Company reclassified $0.3 million and $0.7 million of net periodic benefit cost from direct operating expenses and selling, general and administrative expenses, respectively, to miscellaneous income (expense) within other income (expense) in the accompanying consolidated statements of operations for the three months ended March 31, 2018. For the nine months ended March 31, 2018, the Company reclassified $0.8 million and $2.2 million of net periodic benefit cost from direct operating expenses and selling, general and administrative expenses, respectively, to miscellaneous income (expense) within other income (expense) in the accompanying consolidated statements of operations. Furthermore, all prior period amounts presented throughout this release reflect reclassifications made as a result of the adoption of ASU No. 2017-07.

THE MADISON SQUARE GARDEN COMPANY

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under our employee stock plan and non-employee director plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•

Purchase accounting adjustments. This adjustment eliminates the impact of various purchase accounting adjustments related to business acquisitions, primarily favorable / unfavorable lease agreements of the acquiree.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Operating income	$38,513	$8,325	$66,005	$67,245
Share-based compensation	15,580	10,076	45,984	36,892
Depreciation and amortization (1)	28,936	30,429	88,792	91,519
Other purchase accounting adjustments	1,119	1,312	3,867	3,636

Adjusted operating income	$84,148	$50,142	$204,648	$199,292

(1)	Includes depreciation and amortization related to purchase accounting adjustments.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended
	March 31,
	2019	2018	% Change
MSG Entertainment	$166,452	$159,586	4%
MSG Sports	351,594	300,148	17%
Inter-segment eliminations	(856)	(113)	NM

The Madison Square Garden Company Total	$517,190	$459,621	13%

	Nine Months Ended
	March 31,
	2019	2018	% Change
MSG Entertainment	$645,919	$595,083	9%
MSG Sports	722,789	646,168	12%
Inter-segment eliminations	(1,196)	(113)	NM

The Madison Square Garden Company Total	$1,367,512	$1,241,138	10%

OPERATING INCOME (LOSS) AND ADJUSTED OPERATING INCOME (LOSS)

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Three Months Ended March 31,			Three Months Ended March 31,
	2019	2018	% Change	2019	2018	% Change
MSG Entertainment	$(1,684)	$2,388	NM	$7,237	$9,755	(26)%
MSG Sports	96,463	53,643	80%	103,129	59,165	74%
Corporate and Other	(51,368)	(41,505)	(24)%	(26,218)	(18,778)	(40)%
Purchase accounting adjustments	(4,898)	(6,201)	21%	—	—	NM

The Madison Square Garden Company Total	$38,513	$8,325	NM	$84,148	$50,142	68%

	Operating Income (Loss)			Adjusted Operating Income (Loss)
	Nine Months Ended March 31,			Nine Months Ended March 31,
	2019	2018	% Change	2019	2018	% Change
MSG Entertainment	$93,307	$87,385	7%	$117,280	$110,227	6%
MSG Sports	134,169	123,887	8%	152,351	141,305	8%
Corporate and Other	(144,363)	(126,579)	(14)%	(64,983)	(52,240)	(24)%
Purchase accounting adjustments	(17,108)	(17,448)	2%	—	—	NM

The Madison Square Garden Company Total	$66,005	$67,245	(2)%	$204,648	$199,292	3%

THE MADISON SQUARE GARDEN COMPANY

IMPACT FROM ADOPTION OF ASC TOPIC 606

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018, As Reported
	As Reported under ASC Topic 606	Impact from the adoption of ASC Topic 606	Amounts without adoption of ASC Topic 606
MSG Entertainment:
Revenues	$166,452	$3,878	$170,330	$159,586

Operating income (loss)	(1,684)	(510)	(2,194)	2,388
Share-based compensation	4,022	—	4,022	2,681
Depreciation and amortization	4,899	—	4,899	4,686

Adjusted operating income	$7,237	$(510)	$6,727	$9,755

MSG Sports:
Revenues	$351,594	$(45,270)	$306,324	$300,148

Operating income	96,463	(45,400)	51,063	53,643
Share-based compensation	4,767	—	4,767	3,733
Depreciation and amortization	1,899	—	1,899	1,789

Adjusted operating income	$103,129	$(45,400)	$57,729	$59,165

The Madison Square Garden Company Total:
Revenues	$517,190	$(41,392)	$475,798	$459,621

Operating income (loss)	38,513	(45,910)	(7,397)	8,325
Share-based compensation	15,580	—	15,580	10,076
Depreciation and amortization	28,936	—	28,936	30,429
Other purchase accounting adjustments	1,119	—	1,119	1,312

Adjusted operating income	$84,148	$(45,910)	$38,238	$50,142

THE MADISON SQUARE GARDEN COMPANY

IMPACT FROM ADOPTION OF ASC TOPIC 606 (Continued)

(Dollars in thousands)

(Unaudited)

	Nine Months Ended March 31, 2019			Nine Months Ended March 31, 2018, As Reported
	As Reported under ASC Topic 606	Impact from the adoption of ASC Topic 606	Amounts without adoption of ASC Topic 606
MSG Entertainment:
Revenues	$645,919	$17,423	$663,342	$595,083

Operating income	93,307	(2,680)	90,627	87,385
Share-based compensation	10,823	—	10,823	9,633
Depreciation and amortization	13,150	—	13,150	13,209

Adjusted operating income	$117,280	$(2,680)	$114,600	$110,227

MSG Sports:
Revenues	$722,789	$(57,046)	$665,743	$646,168

Operating income	134,169	(39,125)	95,044	123,887
Share-based compensation	12,357	—	12,357	11,874
Depreciation and amortization	5,825	—	5,825	5,544

Adjusted operating income	$152,351	$(39,125)	$113,226	$141,305

The Madison Square Garden Company Total:
Revenues	$1,367,512	$(39,623)	$1,327,889	$1,241,138

Operating income	66,005	(41,805)	24,200	67,245
Share-based compensation	45,984	—	45,984	36,892
Depreciation and amortization	88,792	—	88,792	91,519
Other purchase accounting adjustments	3,867	—	3,867	3,636

Adjusted operating income	$204,648	$(41,805)	$162,843	$199,292

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31, 2019	June 30, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$1,153,060	$1,225,638
Restricted cash	29,033	30,982
Short-term investments	110,924	—
Accounts receivable, net	195,851	100,725
Net related party receivables	1,429	567
Prepaid expenses	55,065	28,761
Other current assets	69,189	28,996

Total current assets	1,614,551	1,415,669
Investments and loans to nonconsolidated affiliates	91,361	209,951
Property and equipment, net of accumulated depreciation and amortization of $785,712 and $713,357 as of March 31, 2019 and June 30, 2018, respectively	1,317,688	1,253,671
Amortizable intangible assets, net	226,949	243,806
Indefinite-lived intangible assets	175,985	175,985
Goodwill	392,513	392,513
Other assets	99,406	44,578

Total assets	$3,918,453	$3,736,173

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$24,776	$28,939
Net related party payables, current	32,195	13,675
Current portion of long-term debt, net of deferred financing costs	12,097	4,365
Accrued liabilities:
Employee related costs	152,026	123,992
Other accrued liabilities	205,047	180,272
Collections due to promoters	72,560	89,513
Deferred revenue	282,125	324,749

Total current liabilities	780,826	765,505
Related party payables, noncurrent	172	—
Long-term debt, net of deferred financing costs	90,984	101,335
Defined benefit and other postretirement obligations	39,492	49,240
Other employee related costs	63,907	53,501
Deferred tax liabilities, net	91,080	78,968
Other liabilities	71,277	56,905

Total liabilities	1,137,738	1,105,454

Commitments and contingencies
Redeemable noncontrolling interests	71,759	76,684
The Madison Square Garden Company Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,229 and 19,136 shares outstanding as of March 31, 2019 and June 30, 2018, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of March 31, 2019 and June 30, 2018	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of March 31, 2019 and June 30, 2018	—	—
Additional paid-in capital	2,830,411	2,817,873
Treasury stock, at cost, 1,219 and 1,312 shares as of March 31, 2019 and June 30, 2018, respectively	(207,790)	(223,662)
Retained earnings (accumulated deficit)	102,234	(11,059)
Accumulated other comprehensive loss	(37,187)	(46,918)

Total The Madison Square Garden Company stockholders’ equity	2,687,917	2,536,483
Nonredeemable noncontrolling interests	21,039	17,552

Total equity	2,708,956	2,554,035

Total liabilities, redeemable noncontrolling interests and equity	$3,918,453	$3,736,173

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$97,344	$165,017
Net cash used in investing activities	(159,760)	(183,433)
Net cash used in financing activities	(18,551)	(50,231)
Effect of exchange rates on cash, cash equivalents and restricted cash	6,440	924

Net decrease in cash, cash equivalents and restricted cash	(74,527)	(67,723)
Cash, cash equivalents and restricted cash at beginning of period	1,256,620	1,272,114

Cash, cash equivalents and restricted cash at end of period	$1,182,093	$1,204,391